UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2018

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by  check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.             SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Splunk Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 7, 2018.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class III Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
Sara Baack	112,523,001	2,467,377	137,581	15,062,757
Douglas Merritt	114,514,976	472,016	140,967	15,062,757
Graham Smith	113,572,159	1,416,700	139,100	15,062,757
Godfrey Sullivan	111,318,953	3,669,698	139,308	15,062,757

Sara Baack, Douglas Merritt, Graham Smith and Godfrey Sullivan were duly elected as Class III directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending January 31, 2019

For	Against	Abstain
128,508,021	1,504,601	178,094

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the fiscal year ending January 31, 2019, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
99,993,381	14,665,090	469,488	15,062,757

The Company’s stockholders approved Proposal 3, a non-binding advisory vote concerning the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

	By:	/s/David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer
Date: June 8, 2018